Exhibit 99.2

MID-TERM COMPENSATION PLAN (MTIP)

•	The purpose of MTIP:

•	(1) Focus executives on aggressive mid-term strategic goals;

•	(2) provide a performance-based opportunity to earn shares of Company stock.

•	Awards are tied to achievement of the three-year strategic plan created in 2004, with target awards equal to each individual’s 2004 target ICP percentage.

•	Effective annual award equal to 16.67% of base earnings

•	Earned awards will be paid 50% in cash and 50% in restricted stock units

•	Restricted stock units vest 100% three years after they are earned

•	Awards are based 50% on three-year average revenue growth and 50% on achievement of cumulative free-cash-flow-return-on-average-capital-employed (i.e., cumulative free cash flow ÷ weighted avg. equity + debt).

		Company Performance Goals for the Period 1/1/04 to 12/31/06
Performance Measures	Weight	Threshold		Target		Maximum
Three-year Average Revenue Growth	50%	*	*	*	*	*	*
Cumulative % Free-Cash-Flow-Return-on-Average-Capital-Employed	50%	*	*	*	*	*	*
Potential Payout as % of Target	100%	50%		100%		200%

**	Specific financial targets set by the Board